Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 filed on December 12, 2012 of ZIOPHARM Oncology, Inc. of our report dated February 29, 2012, relating to our audits of the financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K of ZIOPHARM Oncology, Inc. for the year ended December 31, 2011.

/s/ McGladrey LLP

Boston, Massachusetts

December 12, 2012